EXHIBIT 99.1
FOR IMMEDIATE RELEASE:

Frederick’s of Hollywood Group Inc. Announces Filing of
Shelf Registration Statement on Form S-3

New York, New York – November 25, 2009 — Frederick’s of Hollywood Group Inc. (NYSE Amex: FOH) (“Company”) today announced that it has filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission.  The Company is seeking the registration of $12 million of common stock, preferred stock, debt securities, warrants or units, or any combination thereof.

The shelf registration statement has been filed with the SEC but has not yet become effective.  The securities covered by the registration statement may not be sold, nor will offers to buy be accepted prior to the effectiveness of the registration statement.  The specific terms of any offering made under the shelf registration statement will be described in a prospectus supplement filed at the time of any such offering.  The Company has no current commitments to raise capital under the shelf registration statement.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification.

About Frederick’s of Hollywood Group Inc.
Frederick’s of Hollywood Group Inc. conducts its business through its multi-channel retail division and wholesale division.  Through is multi-channel retail division, it primarily sells women’s intimate apparel and related products under its proprietary Frederick’s of Hollywood® brand through 132 specialty retail stores nationwide, its world-famous catalog and an online shop at www.fredericks.com.  With its exclusive product offerings including Seduction by Frederick’s of Hollywood and the Hollywood Extreme Cleavage® bra, Frederick’s of Hollywood is the Original Sex Symbol®.  Through its wholesale division, the company designs, manufactures, sources, distributes and sells women’s intimate apparel, including sleepwear, robes, leisurewear and daywear, to mass retailers, specialty and department stores, discount retailers, national and regional chains and direct mail catalog marketers throughout the United States and Canada.  Current collections include the Cinema Etoile® premium line of intimate apparel and our wholesale line of apparel sold as private label programs.

Forward Looking Statement
Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties.  These statements are based on management’s current expectations or beliefs.  Actual results may vary materially from those expressed or implied by the statements herein.  Among the factors that could cause actual results to differ materially are the following: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; large variations in sales volume with significant customers; addition or loss of significant customers; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth, increases in costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; foreign government regulations and risks of doing business abroad; and the other risks that are described from time to time in Frederick’s of Hollywood Group Inc.’s SEC reports.  Frederick’s of Hollywood Group Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Our press releases and financial reports can be accessed on our corporate website at www.fohgroup.com.

This release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

CONTACT:
Frederick’s of Hollywood Group Inc.
Thomas Rende, CFO
(212) 798-4700

Investor Contacts:
Todd Fromer / Garth Russell
KCSA Strategic Communications
212-896-1215 / 212-896-1250
tfromer@kcsa.com / grussell@kcsa.com

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